UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2019

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia		22603-8605
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TREX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2019, the stockholders of Trex Company, Inc. (Company) approved and made effective the Third Certificate of Amendment to the Restated Certificate of Incorporation to provide for a majority voting standard in uncontested elections of directors.

Effective May 1, 2019, the Board of Directors also approved Amended and Restated By-Laws which remained the same as the By-Laws previously in effect except that the Company added Article V, Section 3 to require a nominee for director to immediately submit a written offer of resignation to the Board in the event such nominee does not receive a majority of the votes cast in an uncontested election of directors. The Board approved the Amended and Restated By-Laws to address the possibility of a “holdover” director. Under Delaware law, an incumbent director who is not re-elected may remain in office until his or her successor is elected and qualified, continuing as a “holdover” director until the director resigns, the number of authorized directors is reduced to eliminate the director’s seat on the board, his or her position is filled, or the director is removed by the stockholders. The changes to the Amended and Restated By-Laws address the possibility of a “holdover director” by providing that an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election must tender his or her resignation to the Board. Within 60 days after the certification of the election results, the Nominating/Corporate Governance Committee will consider the director’s offer of resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on such recommendation within 90 days following receipt of the certification of the election results.

A copy of the approved Third Certificate of Amendment to the Restated Certificate of Incorporation and a copy of the Amended and Restated By-Laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 1, 2019. Only holders of the Company’s common stock at the close of business on March 4, 2019 (Record Date) were entitled to vote at the Annual Meeting. As of the Record Date, there were 58,866,269 shares of common stock entitled to vote. A total of 54,138,535 shares of common stock (91.97%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on four proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated March 19, 2019. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected two directors to the Board to serve for a three year term until the 2022 annual meeting of stockholders. The votes regarding this proposal were as follows:

	For	Withhold	Broker Non- Votes
Michael F. Golden	39,881,165	7,733,133	6,524,237
Richard E. Posey	38,573,928	9,040,370	6,524,237

Proposal 2: The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s executive officers named in the Company’s definitive proxy statement dated March 19, 2019. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non- Votes
44,650,450	2,906,072	57,776	6,524,237

Proposal 3: The Company’s stockholders approved the Third Certificate of Amendment to the Restated Certificate of Incorporation of the Company to implement a majority voting standard in uncontested elections of directors. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non- Votes
47,534,084	49,649	30,565	6,524,237

Proposal 4: The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non- Votes
53,067,059	1,028,265	43,211	-0-

Item 9.01	Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith files the following exhibits:

Exhibit Number	Description of Exhibit

3.1	Third Certificate of Amendment to the Restated Certificate of Incorporation of Trex Company, Inc. dated May 1, 2019.

3.2	Amended and Restated By-Laws of Trex Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: May 1, 2019	/s/ Bryan H. Fairbanks
Bryan H. Fairbanks
Executive Vice President and
Chief Financial Officer